UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2007

NANOGEN, INC.

(Exact name of registrant specified in its charter)

Delaware	000-23541	33-0489621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10398 Pacific Center Court, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (858) 410-4600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2007, the stockholders of Nanogen, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated 1997 Stock Incentive Plan, as amended (the “1997 Stock Plan”), pursuant to which the number of shares of the Company’s common stock authorized for issuance under the 1997 Stock Plan was increased by an additional 4,000,000 shares, and stock option grants previously awarded on the basis of the 4,000,000 share increase became effective upon approval of such amendment. The amendment also eliminates the ability of the Company to grant non-statutory stock options under the 1997 Stock Plan with an exercise price per share that is less than the fair market value of share of the Company’s Common Stock on the option grant date.

The principal features of the 1997 Stock Plan are summarized under the caption “Proposal 2 - Approval of the Amendment of the Nanogen, Inc. 1997 Stock Incentive Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2007 (the “2007 Proxy Statement”), and such summary is incorporated herein by reference. The description of the 1997 Stock Plan contained herein and incorporated by reference from the 2007 Proxy Statement does not purport to be a complete description of the plan and is qualified in its entirety by reference to the plan document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following document is filed as exhibit to this report:

10.1(1)	Amended and Restated 1997 Stock Incentive Plan of Nanogen, Inc.

(1)	Incorporated by reference to Appendix A of the Company’s definitive proxy statement filed on April 30, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Date: June 15, 2007	By:	/s/ Robert Saltmarsh
	Name:	Robert Saltmarsh
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description
10.1(1)	Amended and Restated 1997 Stock Incentive Plan of Nanogen, Inc.

(1)	Incorporated by reference to Appendix A of the Company’s definitive proxy statement filed on April 30, 2007.